As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	98-0352587
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Willis Group Limited 51 Lime Street, London, England	EC3M 7DQ
(Address of Principal Executive Offices)	(Zip Code)

WTW AMENDED AND RESTATED EMPLOYEE SHARE PURCHASE PLAN

(Full title of the plan)

Matthew S. Furman, Esq.

General Counsel

Willis Towers Watson Public Limited Company

Brookfield Place

200 Liberty Street, 6th Floor

New York, NY 10281

(212) 915-8249

(Name, address, telephone number, including area code, of agent for service)

with copies to:

Per B. Chilstrom, Esq.

Victor Durham-Flores, Esq.

Baker & McKenzie LLP

452 Fifth Avenue

New York, NY 10018

(212) 626 - 4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) of Willis Towers Watson Public Limited Company (the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the amendment and restatement of the WTW Amended and Restated Employee Share Purchase Plan (as so amended and restated, the “Amended ESPP”), which amendment and restatement, among other things, increased by 3,122,500 the number of ordinary shares of the Registrant, $0.000304635 nominal value per share (the “Ordinary Shares”), reserved for issuance under the Amended ESPP. The Amended ESPP was approved by the Registrant’s shareholders on May 20, 2026.

These Ordinary Shares are additional securities of the same class as other securities for which previous Registration Statements on Form S-8 were filed with the United States Securities and Exchange Commission (the “Commission”) on October  15, 2010 and June 10, 2016 with respect to the Amended ESPP.

The information contained in the Registration Statements on Form S-8 originally filed by the Registrant with the Commission (File Nos. 333-293024 and 333-169961), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 25, 2026;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on April 30, 2026;

(3)	the Registrant’s Current Reports on Form 8-K filed with the Commission on the following dates: January 9, 2026 and May 21, 2026;

(4)

the Registrant’s Definitive Proxy Statement filed with the Commission on March  27, 2026 (but only with respect to information required by Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and

(5)

the description of the Registrant’s share capital contained in Exhibit 4.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 26, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Memorandum and Articles of Association of Willis Towers Watson Public Limited Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on June 15, 2017)

4.2	Certificate of Incorporation of Willis Group Holdings Public Limited Company (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 4, 2010).

4.3	WTW Amended and Restated Employee Share Purchase Plan (as last amended and restated as of May 20, 2026).*

5.1	Opinion of Matheson.*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Willis Towers Watson Public Limited Company.*

23.2	Consent of Matheson (included in its opinion filed as Exhibit 5.1 hereto).*

24.1	Power of Attorney (included on signature page of this Registration Statement).*

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 26, 2026.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl A. Hess, Andrew Krasner, and Matthew S. Furman, each acting alone, as his and her true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Carl A. Hess Carl A. Hess	Chief Executive Officer and Director (Principal Executive Officer)	5/26/2026

/s/ Andrew Krasner Andrew Krasner	Chief Financial Officer (Principal Financial Officer)	5/26/2026

/s/ Joseph Kurpis Joseph Kurpis	Controller (Principal Accounting Officer)	5/26/2026

/s/ Dame Inga Beale Dame Inga Beale	Director	5/26/2026

/s/ Fumbi Chima Fumbi Chima	Director	5/26/2026

/s/ Stephen Chipman Stephen Chipman	Director	5/26/2026

/s/ Michael P. Hammond Michael P. Hammond	Director	5/26/2026

/s/ Jacqueline Hunt Jacqueline Hunt	Director	5/26/2026

/s/ Paul Reilly Paul Reilly	Director	5/26/2026

/s/ Michelle R. Swanback Michelle R. Swanback	Director	5/26/2026

/s/ Fredric Tomczyk Fredric Tomczyk	Director	5/26/2026

/s/ Andrew Krasner Andrew Krasner	Authorized Representative in the United States	5/26/2026